UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 25, 2019

DASAN ZHONE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7195 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2019, Dasan Zhone Solutions, Inc. (the “Company”) announced the appointment of Thomas Cancro as the Company’s Chief Financial Officer and Corporate Treasurer, effective as of December 2, 2019.   In such capacity, Mr. Cancro will serve as the Company’s principal financial and accounting officer.  Mr. Cancro, 52, brings nearly 30 years of experience to the CFO role in areas such as controllership, raising debt and equity capital, mergers and acquisitions, and investor relations, with over 12 years in the telecommunications industry.  In connection with his appointment, Mr. Cancro entered into an employment agreement with the Company (the “Employment Agreement”), which is discussed in greater detail below.

Prior to joining the Company, Mr. Cancro worked from August 2016 to March 2019 with General Electric (NYSE:GE), a global diversified corporation, most recently as Controller of the company’s technology research and IP-licensing business unit.  From 2015 to 2016, Mr. Cancro served as Assistant Corporate Controller of CarMax (NYSE:KMX), a retailer of used vehicles in the United States.  From 2008 to 2015, Mr. Cancro served as Chief Accounting Officer and Corporate Controller of GFI Group, Inc., a then NYSE-listed FinTech provider of wholesale brokerage services and SaaS software solutions (now a subsidiary of BGC Partners, Inc. (Nasdaq: BGCP)).  From 2006 to 2008, Mr. Cancro served as Senior Vice President and Corporate Controller of MasTec Inc. (NYSE:MTZ), a provider of telecommunications and energy infrastructure. From 1995 to 2005, Mr. Cancro served in a variety of leadership roles at Verizon Communications (NYSE:VZ), including as Chief Financial Officer of the company’s European joint venture with AT&T and Deutsche Telekom, where he led that company through its initial public debt offering and related registration with the U.S. Securities and Exchange Commission, and later in an executive role in Verizon’s Treasury organization, where he advised the company as to capital markets strategy.  Mr. Cancro, who holds a Bachelor of Science degree in Accounting from the Pennsylvania State University, began his career at PricewaterhouseCoopers.  He is a Certified Public Accountant and also holds a CFA Charter.

The Employment Agreement provides that Mr. Cancro’s employment is at-will.  During the term of his employment, Mr. Cancro will serve in the above-mentioned capacities reporting to the Chief Executive Officer, with such duties and responsibilities as are commensurate with the position.

The Employment Agreement provides that Mr. Cancro will have an initial annual base salary of $275,000, which will be increased to $300,000 on April 1, 2020. The base salary will be reviewed on at least an annual basis by the Company’s Board of Directors or its Compensation Committee (collectively, the “Board”).   Mr. Cancro will be eligible to participate in a performance-based annual bonus program approved by the Board, pursuant to which bonuses will be earned and paid, if at all, in equal quarterly installments.  Mr. Cancro’s initial target quarterly bonus is $22,500.  For a period of up to one year, Mr. Cancro will be eligible for a housing and automobile allowance in connection with his commencement of employment in the San Francisco Bay Area. Mr. Cancro will also be eligible for relocation assistance in certain circumstances.  Mr. Cancro is also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements generally available to the Company’s other officers, including a cell phone allowance.

In connection with his appointment, the Board will grant Mr. Cancro stock options to purchase 160,000 shares of the Company’s common stock under the Company’s equity plan.  The options, which will have a ten-year term and an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, will vest over a four-year period, with 25% vesting on the first anniversary of Mr. Cancro’s commencement of employment and the remainder vesting ratably over 36 months thereafter.  Vesting of the options will be immediately accelerated if, following a change in control, Mr. Cancro resigns for “good reason” (as defined below) or his employment is terminated by the Company for any reason other than by reason of death, disability or “cause” (as defined below).  Future equity grants will be made at the discretion of the Board.

Under the Employment Agreement, Mr. Cancro will receive certain compensation in the event that he resigns for “good reason” or his employment is terminated by the Company for any reason other than by reason of death, disability or “cause” (each, a “Qualifying Termination”). In the event Mr. Cancro’s employment is terminated by reason of a Qualifying Termination, Mr. Cancro will be entitled to receive (i) his base salary through the date of termination, reimbursable business expenses in accordance with company policies, and any accrued, vested benefits, in each case to the extent not previously paid and (ii) a lump-sum payment equal to the sum of (x)

the greater of (A) six months’ of Mr. Cancro’s salary as in effect immediately prior to the date of termination or (B) $150,000 plus (y) Mr. Cancro’s bonus for the quarter in which the termination occurs based on actual Company performance.

For purposes of the Employment Agreement, “cause” is generally defined to include: (i) Mr. Cancro’s willful or continued failure to substantially perform his duties with the Company, or any failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Chief Executive Officer or the Board consistent with the terms of his Employment Agreement, which failure continues for 15 days following Mr. Cancro’s receipt of written notice, (ii) Mr. Cancro’s conviction of, guilty plea to, or entry of a nolo contendere plea to a felony or a crime of moral turpitude or commission of an act of fraud, embezzlement or misappropriation against the Company, (iii) Mr. Cancro’s willful or reckless misconduct that has caused or is reasonably likely to cause demonstrable and material financial injury to the Company, or (iv) Mr. Cancro’s willful and material breach of his Employment Agreement, which breach remains uncured for 15 days following his receipt of written notice.  For purposes of the Employment Agreement, “good reason” is generally defined to include the occurrence of any of the following events without his consent: (i) a material diminution in Mr. Cancro’s base compensation, (ii) a material diminution in Mr. Cancro’s authority, duties or responsibilities, (iii) subject to limited exceptions, a material change in the geographic location at which Mr. Cancro must perform his duties, or (iv) any other action or inaction that constitutes a material breach by the Company of its obligations under the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

There were no arrangements or understandings between Mr. Cancro and any other person pursuant to which Mr. Cancro was appointed as an officer of the Company. There are no family relationships between Mr. Cancro and any director or executive officer of the Company, and he has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the Company’s appointment of Mr. Cancro as its new Chief Financial Officer and Corporate Treasurer, effective upon December 2, 2019, Il Yung Kim will resign from his positions as the Company’s Interim Chief Financial Officer and Treasurer. Mr. Kim will continue to serve as the Company’s President and Chief Executive Officer.

On November 25, 2019, the Company issued a press release announcing Mr. Cancro’s appointment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

Exhibits

10.1   Employment Agreement, effective as of December 2, 2019, by and between DASAN Zhone Solutions, Inc. and Tom Cancro

99.1   Press release, dated November 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2019	DASAN Zhone Solutions, Inc.

	By:	/s/ Il Yung Kim
Il Yung Kim
President and Chief Executive Officer